Exhibit 10.3

Inducement Grant Non-Qualified Stock Option Agreement

This Option Agreement (the “Agreement”) is made this 13th day of March 2013 (the “Grant Date”) between Orthofix International N.V., a Curacao company (the “Company”), and the person signing this Agreement adjacent to the caption “Optionee” on the signature page hereof (the “Optionee”).

WHEREAS, as an inducement for the Optionee to accept employment with the Company or one of its subsidiaries, the Company desires to afford the Optionee the opportunity to purchase Common Shares on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Grant of Option. Subject to the provisions of this Agreement, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase 150,000 Common Shares at an exercise price of $38.82 per share (the “Exercise Price”), which Exercise Price is 100% of the Fair Market Value per share on the date the Optionee became an employee of the Company or one of its subsidiaries.

2. Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

3. Vesting. Subject to earlier termination in accordance with this Agreement and the terms and conditions herein, the Option shall vest and become immediately exercisable with respect to 50% of the shares covered hereby on the First Threshold Date and 50% of the shares covered hereby on the Second Threshold Date.

4. Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with this Agreement.

5. Termination of Service.

(a) Termination of Service Other than for Death or Disability. If, prior to vesting, the Optionee’s Service is terminated other than reason by death or Disability, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of Service, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. The Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement, to exercise the Option, to the extent it has vested as of the date of termination of Service, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided in Section 4 hereof; provided, however, that if Optionee’s Service is terminated by the Company without “Cause,” or by Optionee for “Good Reason,” in each case as defined in and pursuant to the Employment Agreement, the three month exercise period shall be extended to 180 days, subject to the earlier expiration of the Option as provided in Section 4 hereof.

(b) Termination of Service for Death or Disability. If the Optionee’s Service terminates by reason of death or Disability (as defined in and pursuant to Section 4.3 of the Employment Agreement), the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of Service. The Option shall remain exercisable by the Optionee (or any person entitled to do so) at any time within 12 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 4 hereof. To the extent the Option is not exercised within such 12 month period, the Option shall be cancelled and revert back to the Company and the Optionee or any permitted transferee pursuant to Section 10, as applicable, shall have no further right or interest therein.

6. Change of Control. Upon the occurrence of a Change of Control, the Option shall automatically vest and become immediately exercisable in full and shall remain exercisable until Optionee’s Service is terminated in accordance with the terms of Section 5 hereof (in which case the Option shall remain outstanding for such additional time period as is provided by Section 5(a) or 5(b), as applicable to the circumstances of such termination of Service), subject to the earlier expiration of the Option as provided in Section 4 hereof; provided, however, that if outstanding stock options of the Company are not being assumed by the acquirer in the Change of Control transaction, the Committee may (i) require Optionee to exercise such Option prior to the consummation of the Change of Control or (ii) provide that the Option shall be cancelled upon consummation of the Change of Control, and that Optionee shall receive an amount equal to the product of the number of Common Shares subject to the Option at such time multiplied by the amount, if any, by which (x) the formula or fixed price per share payable to holders of Common Shares pursuant to such transaction exceeds (y) the Exercise Price.

7. Method of Exercising Option.

(a) Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee or a person who proves to the Company’s satisfaction that he or she is entitled to do so, stating the number of Common Shares in respect of which the Option is being exercised and specifying how such Common Shares should be registered (e.g., in Optionee’s name only or in Optionee’s and his or her spouse’s names as joint tenants with right of survivorship). Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 7(b) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b) Payment. Prior to the issuance of the Common Shares pursuant to Section 7(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c) Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d) Limitation on Exercise; Investment Intent. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available. The Committee may require the Optionee to represent to and agree with the Company in writing that he is acquiring the Common Shares subject to the Option for investment purposes and not with a view to the distribution thereof. All certificates for Common Shares delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e) Issuance of Common Shares. The issuance of all Common Shares purchased pursuant to the exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more certificates.

8. Recapitalization or Reorganization.

(a) Authority of the Company and Shareholders. The existence of this Agreement and the Option granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization. Notwithstanding any provision of this Agreement, the number and kind of Common Shares authorized for issuance under this Agreement, shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Agreement. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Options and the number of Common Shares subject to any outstanding Options and the Exercise Price shall be equitably adjusted (including by payment of cash to the Optionee) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to the Optionee. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Options shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Options are subject.

9. Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any person entitled to do so), to require the Optionee to remit to the Company any amount sufficient to satisfy the minimum required federal, state or local tax withholding requirements, as well as all applicable withholding tax requirements of any other country or jurisdiction. The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

10. Transfers. Except as provided in this Section 10, during Optionee’s lifetime, only Optionee (or in the event of Optionee’s legal incapacity or incompetency, his or her guardian or legal representative) may exercise the Option, and the Option shall not be assignable or transferable by Optionee, other than by designation of beneficiary, will or the laws of descent and distribution. Optionee may transfer all or part of this Option, not for value, to any Family Member, provided that Optionee provides prior written notice to the Company, of such transfer. For the purpose of this section, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or Optionee) in exchange for an interest in such entity. Subsequent transfers of transferred portions of the Option are prohibited except to Optionee’s Family Members in accordance with this Section 10 or by will or the laws of descent and distribution. In the event of Optionee’s termination of service, this Agreement shall continue to be applied with respect to Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified herein.

11. Prohibition on Repricing. The Committee and/or the Board may neither (a) amend the Option to reduce the Exercise Price, nor (b) cancel or replace the Option with Options having a lower exercise or grant price, without the approval of the shareholders of the Company.

12. Miscellaneous Provisions.

(a) Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing. Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company. Any notice given electronically shall be deemed effective on the date of transmission.

(b) Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e) Amendments. Notwithstanding anything herein to the contrary, the Board and the Committee shall have the power to amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall materially and adversely alter or impair the rights of the Optionee without the consent of the Optionee, except as otherwise provided in Section 12(i), and any such amendment or modification of the terms of this Agreement by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such amendment or modification as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of this Agreement.

(f) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law provisions thereof.

(h) No Employment or Other Rights. This Agreement grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee’s employment at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Optionee provides consulting or other services to the Company or any of its Subsidiaries as an independent contractor, but such Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 12(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

(i) Compliance with Code Section 409A. It is the intent of the parties that this Agreement incorporates the terms and conditions necessary to avoid the consequences specified in Code Section 409A(a)(1). To the extent applicable, this Agreement shall be interpreted and construed in compliance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Committee or the Board determines that the Option may be subject to Code Section 409A, the Committee or the Board may, without the consent of the Optionee, adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee or the Board determines are necessary or appropriate to (i) exempt the Option from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.

(j) Administration. The Committee shall administer this Agreement and the related Option, and shall have full power and authority, subject to the express provisions hereof, to: (i) construe and interpret this Agreement, (ii) proscribe, amend and rescind rules and procedures relating to this Agreement, (iii) employ such legal counsel, independent auditors and consultants as it deems desirable for such administration and to rely upon any opinion or computation received therefrom, (iv) vary the terms of this Agreement to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, and (v) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of this Agreement. All determinations by the Committee in carrying out and administering this Agreement and in construing and interpreting this Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(k) Liability; Board Action. No member of the Board or Committee, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of this Agreement and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with this Agreement, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to this Agreement, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice. Anything in this Agreement to the contrary notwithstanding, any authority or responsibility that, under the terms of this Agreement may be exercised by the Committee, may alternatively be exercised by the Board.

(l) Section 16(b) of the Exchange Act. This Agreement is intended to comply in all respects with Section 16(b) of the Exchange Act. Notwithstanding anything contained in this Agreement to the contrary, if the consummation of any transaction under this Agreement, or the taking of any action by the Committee in connection with a change in control of the Company, would result in the possible imposition of liability on the Optionee pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

13. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Board” means the Board of Directors of the Company.

“Change of Control” shall have the meaning set forth in the Employment Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board or such other committee appointed by the Board to administer equity compensation plan-related matters.

“Common Shares” means the common shares of the Company, par value $0.10 per share.

“Disability” shall have the meaning set forth in the Employment Agreement.

“Employment Agreement” shall mean the Optionee’s employment agreement with Orthofix Inc., dated March 13, 2013.

“Fair Market Value” means, as of any date that requires the determination of the Fair Market Value of a Common Share under this Agreement, the value of a Common Share on such date of determination, calculated based on the closing price of the Common Shares on the Nasdaq Stock Market on such date.

“Family Member” means, with respect to Optionee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of Optionee, (b) any person sharing Optionee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and Optionee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and Optionee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and Optionee) own more than fifty percent (50%) of the voting interests.

“First Threshold Date” means the first date that each of the following conditions are satisfied: (i) the average closing price of the Common Shares on the Nasdaq Stock Market during the period of 22 trading dates ending on such date was $45 or greater, and (ii) one of such 22 trading dates was a Qualifying First Threshold Date.

“Qualifying First Threshold Date” means that (i) such date is a trading day on the Nasdaq Stock Market and (A) the Company’s trading window for directors and officers is open pursuant to the Company’s insider trading policy as of the beginning of trading on such date or (B) the Company has released an earnings release for the most recently completed fiscal quarter no less than one trading day and no more than five trading days prior to such date (or, if no earnings release is issued by the Company with respect to such prior fiscal quarter, the Company has filed its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, with respect to such most recently completed fiscal quarter, no less than one trading day and no more than five trading days prior to such date), and (ii) the closing price of the Common Shares on the Nasdaq Stock Market is $45 or greater on such date.

“Qualifying Second Threshold Date” means that (i) such date is a trading day on the Nasdaq Stock Market and (A) the Company’s trading window for directors and officers is open pursuant to the Company’s insider trading policy as of the beginning of trading on such date or (B) the Company has released an earnings release for the most recently completed fiscal quarter no less than one trading day and no more than five trading days prior to such date (or, if no earnings release is issued by the Company with respect to such prior fiscal quarter, the Company has filed its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, with respect to such most recently completed fiscal quarter, no less than one trading day and no more than five trading days prior to such date), and (ii) the closing price of the Common Shares on the Nasdaq Stock Market is $50 or greater on such date.

“Second Threshold Date” means the first date that each of the following conditions are satisfied: (i) the average closing price of the Common Shares on the Nasdaq Stock Market during the period of 22 trading dates ending on such date was $50 or greater, and (ii) one of such 22 trading dates was a Qualifying Second Threshold Date.

“Service” means Optionee serving as an employee of the Company or one of its subsidiaries.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary.

EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

	By:	/s/ James F. Gero
	Name:	James F. Gero
	Title:	Chairman of the Board

OPTIONEE:
/s/ Bradley R. Mason
Bradley R. Mason